UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 19, 2012

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2012, John W. Kozak, the Chief Financial Officer of Park National Corporation (“Park”) and its wholly-owned subsidiary, The Park National Bank (“PNB”), retired from his positions of Chief Financial Officer and principal financial officer of Park and Senior Vice President and Chief Financial Officer of PNB. As previously reported by Park on March 5, 2012, Mr. Kozak had announced his intention to retire effective April 23, 2013. As a result of Mr. Kozak's previous announcement of his intention to retire, Mr. Kozak and Park and PNB had created a succession plan to assure a smooth transition to a new Chief Financial Officer. Mr. Kozak has been pleased with the transition of the Chief Financial Officer duties and decided that he was ready to retire. Park and Mr. Kozak are currently discussing the terms of an agreement which will address their respective commitments and obligations, both with respect to compensatory matters and otherwise, following Mr. Kozak's retirement.
Effective December 19, 2012, as contemplated by the previously announced succession plan, Brady T. Burt, the current Chief Accounting Officer and principal accounting officer of Park, succeeded Mr. Kozak as the Chief Financial Officer and principal financial officer of Park and the Chief Financial Officer of PNB. Mr. Burt, who is 40, had served as the Chief Accounting Officer of Park since April 2007 and as a Vice President and the Chief Accounting Officer of PNB since April 2007. Prior to joining Park and PNB, Mr. Burt was the Executive Vice President and Chief Financial Officer of Vails Banks, Inc. (the parent company for WestStar Bank of Vail, Colorado) from June 2005 until November 2006. Vail Banks, Inc. was sold to U.S. Bancorp in September 2006. Mr. Burt does not have any family relationship with any member of Park's Board of Directors or any of Park's executive officers. Mr. Burt and members of his immediate family are customers of and have had banking relationships with PNB in the ordinary course of business and in compliance with applicable federal and state laws and regulations.
In addition, effective December 19, 2012, as contemplated by the previously announced succession plan, Matthew R. Miller, the current Vice President of Accounting of PNB, succeeded Mr. Burt as the Chief Accounting Officer and principal accounting officer of Park and the Chief Accounting Officer of PNB. Mr. Miller, who is 34, had served as a Vice President of PNB since April 2009. Prior to joining PNB, Mr. Miller was employed by Deloitte & Touche from September 2001 until March 2009, serving audit clients in the financial services industry. Mr. Miller does not have any family relationship with any member of Park's Board of Directors or any of Park's executive officers. Mr. Miller and members of his immediate family are customers of and have had banking relationships with PNB in the ordinary course of business and in compliance with applicable federal and state laws and regulations.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on December 20, 2012 addressing Mr. Kozak's retirement.

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signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: December 20, 2012	By:	/s/ C. Daniel DeLawder
C. Daniel DeLawder Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated December 20, 2012

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on December 20, 2012 addressing Mr. Kozak's retirement.